TRANSAMERICA PREMIER FUNDS

RESULTS OF SHAREHOLDER PROXY

At a special meeting of shareholders held on April 25, 2005, the results of the Proposals were as follows:

Transamerica Premier Focus Fund

Proposal 1:  Approvalof a new Investment Advisory Agreement on behalf of the Fund.

                                    For                              Against                        Abstentions/Broker Non-Votes

                             3,226,644.866                         88,464.419                               76,441.394

Proposal 2:  Approval of a change to the fundamental investment restriction regarding short sales.

                                    For                              Against                        Abstentions/Broker Non-Votes

                             3,208,442.920                         97,901.655                               85,206.104

Transamerica Premier Growth Opportunities Fund

Proposal 1:  Approvalof a new Investment Advisory Agreement on behalf of the Fund.

                                    For                              Against                        Abstentions/Broker Non-Votes

                             4,151,996.654                         41,848.577                               78,289.997

Proposal 2:  Approval of a change to the fundamental investment restriction regarding short sales.

                                    For                              Against                        Abstentions/Broker Non-Votes

                             4,114,288.807                         78,318.837                               79,527.584

Transamerica Premier Bond Fund

Proposal 1:  Approvalof a proposed Plan of Liquidation with respect to the Fund.

                                    For                              Against                        Abstentions/Broker Non-Votes

                             2,888,754.830                         23,607.737                               35,216.573

Transamerica Premier Index Fund

Proposal 1:  Approvalof a proposed Plan of Liquidation with respect to the Fund.

                                    For                              Against                        Abstentions/Broker Non-Votes

                             3,004,119.691                        140,097.740                               57,638.375

Transamerica Premier Institutional Equity Fund

Proposal 1:  Approvalof a new Investment Advisory Agreement on behalf of the Fund.

                                    For                              Against                        Abstentions/Broker Non-Votes

                             5,626,135.581                         90,646.001                               43,483.000

Transamerica Premier Balanced Fund

Proposal 1:  Approvalof a new Investment Advisory Agreement on behalf of the Fund.

                                    For                              Against                        Abstentions/Broker Non-Votes

                             9,010,101.147                         50,186.905                               46,842.755

Transamerica Premier Cash Reserve Fund

Proposal 1:  Approvalof a new Investment Advisory Agreement on behalf of the Fund.

                                    For                              Against                        Abstentions/Broker Non-Votes

                             17,853,171.527                    1,668,460.152                              657,813.156

Transamerica Premier Core Equity Fund

Proposal 1:  Approvalof a new Investment Advisory Agreement on behalf of the Fund.

                                    For                              Against                        Abstentions/Broker Non-Votes

                             5,446,344.522                        10,009.881                                2,795.178

Transamerica Premier Equity Fund

Proposal 1:  Approvalof a new Investment Advisory Agreement on behalf of the Fund.

                                    For                              Against                        Abstentions/Broker Non-Votes

                             5,785,794.535                        137,893.548                               64,757.590

Transamerica Premier High Yield Bond Fund

Proposal 1:  Approvalof a new Investment Advisory Agreement on behalf of the Fund.

                                    For                              Against                        Abstentions/Broker Non-Votes

                             17,437,191.836                      58,058.232                                4,895.610

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